Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Premier Insured Municipal Income Fund, Inc.
811-06457

The annual meeting of shareholders was held on July 25, 2011, at the offices of Nuveen Investments; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 31, 2011.

Voting results are as follows:

<c> Common and Preferred shares voting
together as a class
<c>  Preferred shares voting
together as a class
To approve the elimination of the Funds
fundamental investment policy relating to the Funds ability to make loans


   For
                9,172,239
                    1,309
   Against
                   538,148
                          -
   Abstain
                   293,002
                          -
   Broker Non-Votes
                2,403,316
                          -
      Total
              12,406,705
                    1,309



To approve the new fundamental
investment policy relating to the Funds
ability to make loans


   For
                9,125,102
                    1,309
   Against
                   574,773
                          -
   Abstain
                   303,513
                          -
   Broker Non-Votes
                2,403,317
                          -
      Total
              12,406,705
                    1,309

Proxy materials are herein incorporated by reference to the SEC filing on June 22, 2011, under Conformed Submission Type DEF 14A, accession number 0000950123-11- 060814.